UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 12, 2023

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stuart Drummond Interim CFO Offer Letter

As previously reported on May 9, 2023, the board of directors (the “Board”) of Cutera, Inc. (the “Company”) appointed Stuart Drummond as Interim Chief Financial Officer (“CFO”) of the Company. Mr. Drummond’s start date as Interim CFO was May 5, 2023, and his employment will continue until Mr. Drummond’s employment is terminated by him or the Company. On May 12, 2023, the Company and Mr. Drummond executed an offer letter regarding his appointment as Interim CFO, a copy of which is attached hereto as Exhibit 10.1 (the “Offer Letter”). Per the terms of the Offer Letter, Mr. Drummond’s base salary will be $300,000 per year, and Mr. Drummond will be eligible to receive an annual discretionary bonus of up to 40% of Mr. Drummond’s base salary.

Mr. Drummond’s Offer Letter also contemplates that Mr. Drummond will be eligible to receive a series of retention bonuses if Mr. Drummond remains an employee through the applicable retention dates. Mr. Drummond may earn (i) the first retention bonus of $60,000 upon the appointment of a new CFO, (ii) the second retention bonus of $40,000 on the six month anniversary of the appointment of a new CFO, and (iii) the third retention bonus of $70,000 on the one year anniversary of the appointment of a new CFO. In each instance, the applicable retention bonus will be paid, less applicable withholdings, within ten business days following the applicable retention date.

Mr. Drummond’s Offer Letter also provides that Mr. Drummond will be eligible to participate in the Company’s Executive Change in Control and Severance Policy, as described below, at a Tier 3 level of severance benefits.

The foregoing description of the material terms of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the letter, a copy of which is attached hereto as Exhibit 10.1.

Michael Karavitis Retention Bonus Letter

On May 12, 2023, the Company and Mr. Karavitis executed a retention bonus letter, a copy of which is attached hereto as Exhibit 10.2 (the “Retention Bonus Letter”). Per the terms of the Retention Bonus Letter, Mr. Karavitis will be eligible to receive a series of retention bonuses if Mr. Karavitis remains an employee in good standing through the applicable retention dates. Mr. Karavitis may earn (i) the first retention bonus of $56,250 on July 3, 2023, (ii) the second retention bonus of $45,000 on October 3, 2023, (iii) the third retention bonus of $56,250 on January 2, 2024, and (iv) the fourth retention bonus of $67,500 on April 2, 2024. In each instance, the applicable retention bonus will be paid, less applicable withholdings, within ten business days following the applicable retention date.

The foregoing description of the material terms of the Retention Bonus Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the letter, a copy of which is attached hereto as Exhibit 10.2.

Executive Change in Control and Severance Policy

On April 28, 2023, the Board approved a new Executive Change in Control and Severance Policy (the “Policy”), which provides a standardized approach for the receipt of change in control and severance payments and benefits by certain key employees (each an “Officer”) to be designated by the Compensation Committee of the Board or by the Company’s CEO. Each Officer’s severance benefits under the Policy will depend on the Officer’s tier of participation (“Tier”). Generally, the Policy is intended to replace the individual Change of Control and Severance Agreements which the Company had previously entered into with certain Officers. On May 12, 2023, each of Messrs. Drummond and Karavitis entered into participation agreements under the Policy providing for Tier 3 and Tier 2 level severance benefits (as described below), respectively.

Under the Policy, if, within the period 3 months prior to and 12 months following a “change of control” (such period, the “Change in Control Period”), the Company terminates the employment of the applicable Officer other than for “cause,” death or “disability,” or the Officer resigns for “good reason” (as such terms are defined in the Policy) and, within 60 days following the Officer’s termination, the Officer executes the Company’s then-standard separation agreement and release of claims that becomes effective and irrevocable (the “Release Requirement”), the Officer is entitled to receive from the Company (i) a lump sum severance payment equal to the payment of the Officer’s base salary (as in effect immediately prior to the qualifying termination, or if the qualifying termination is due to good reason based on a material reduction in base salary, then the Officer’s base salary in effect immediately prior to such reduction) for the number of months set forth below, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the Officer and the Officer’s dependents for up to the number of months set forth below, (iii) a lump sum payment equal to the percentage set forth below of the Officer’s target bonus in effect for the fiscal year in which termination occurs, and (iv) accelerated vesting as to 100% of the Officer’s outstanding unvested equity awards (if vesting depends on achievement of performance criteria, then, except for awards designated as “Aviclear” or “special” at the time of grant, which shall not accelerate, assuming performance criteria has been achieved at target levels).

•	Severance Benefits within the Change in Control Period:

•	Salary Severance & COBRA Benefit:

•	Tier 1: 18 months

•	Tier 2: 12 months

•	Tier 3: 6 months

•	Tier 4: 3 months

•	Equity Benefit: 100%

•	Bonus Severance:

•	Tier 1: 150%

•	Tier 2: 100%

•	Tier 3: 50%

•	Tier 4: 25%

In addition, under the Policy, if, outside of a Change in Control Period, the Company terminates the employment of the applicable Officer other than for cause, death or disability, or the Officer resigns for good reason and, within 60 days following the Officer’s termination, the Officer satisfies the Release Requirement, the Officer is entitled to receive (i) a lump sum severance payment equal to the payment of the Officer’s base salary (as in effect immediately prior to the qualifying termination, or if the qualifying termination is due to good reason based on a material reduction in base salary, then the Officer’s base salary in effect immediately prior to such reduction) for the number of months set forth below, and (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the Officer and the Officer’s dependents for up to the number of months set forth below.

•	Severance Benefits outside of the Change in Control Period:

•	Salary Severance & COBRA Benefit:

•	Tier 1: 18 months

•	Tier 2: 12 months

•	Tier 3: 6 months

•	Tier 4: 3 months

Under the Policy, in the event any payment to the applicable Officer pursuant to the Policy would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the Officer will receive such payment as would entitle the Officer to receive the greatest after-tax benefit, even if it means that we pay the Officer a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code. The Policy does not require us to provide any tax gross-up payments to an Officer.

The foregoing description of the Policy is qualified in its entirety by reference to the Policy, which is attached hereto as Exhibit 10.3.

Item 9.01	Exhibits.

Exhibit No.	Description

10.1	Interim CFO Offer Letter dated May 12, 2023 by and between Cutera, Inc. and Stuart Drummond.

10.2	Retention Bonus Letter dated May 12, 2023 by and between Cutera, Inc. and Michael Karavitis.

10.3	Executive Change in Control and Severance Policy.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.
Date: May 16, 2023

	By:	/s/ VIKRAM VARMA
Vikram Varma
Senior Vice President, General Counsel and Compliance Officer